As filed with the Securities and Exchange Commission on August 24, 2015

Registration No. 333-168484

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MASSIVE INTERACTIVE, INC.
(Exact name of registrant as specified in its charter)
________________

Nevada	7374	20-8295316
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

	6th Floor, 10 Lower Thames Street
	London EC3R 6AF, United Kingdom
	+442076365585
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ron Downey
Chief Executive Officer
Massive Interactive, Inc.
6th Floor, 10 Lower Thames Street
London EC3R 6AF, United Kingdom
+442076365585
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

W. David Mannheim
S. Halle Vakani
Jonathan A. Greene
Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27607
(919) 781-4000

Approximate date of commencement of proposed sale to the public:  Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

Massive Interactive, Inc. (the “Registrant”) was originally incorporated as Xtreme Technologies, Inc. in the state of Washington in 2003. In December 2006, Xtreme Technologies, Inc. acquired Emerald Energy Partners, LLC and changed its name to Xtreme Oil and Gas, Inc. (“Xtreme”). On November 15, 2013, Xtreme acquired all of the issued and outstanding capital stock of Massive Media Pty Ltd and changed its name to Massive Interactive, Inc.

On January 13, 2011, Xtreme filed a Registration Statement on Form S-1 (File No. 333-168484) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). The Commission declared the Registration Statement effective on February 10, 2011. The Registration Statement registered 2,750,000 shares of the Registrant’s common stock for resale by the selling stockholders identified in the Registration Statement.

The Registrant has terminated any offering of its securities pursuant to the Registrant Statement. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Registrant hereby removes from registration all of such securities of the Registrant registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on August 24, 2015.

MASSIVE INTERACTIVE, INC.

By:	/s/ Ron Downey
Ron Downey
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date
/s/ Ron Downey
Ron Downey Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	August 24, 2015
/s/ Antaine Furlong
Antaine Furlong Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 24, 2015